As filed with the Securities and Exchange Commission on

 July 31 , 2012

Investment Company Act File No.  811-22459

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

(Check appropriate box or boxes)

☒	REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☒	Amendment No. 6

Global Equity Long/Short Master Fund

(Exact Name of Registrant as Specified in Charter)

301 West Barbee Chapel Road,

Chapel Hill, NC 27517

(Address of Principal Executive Offices)

(919) 933-4004

(Registrant's Telephone Number)

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

(Name and Address of Agent for Service)

Copies of Communications to:

Bibb L. Strench

Seward & Kissel LLP

901 K Street, NW

Suite 800

Washington, D.C.   20001

Explanatory Note

This Amendment consists of the following:

1. Facing Sheet of the Registration Statement.

2. Exhibit (n) of Item 25 of the Registration Statement.

3. Registration Statement signature page.

The sole purpose of this Amendment filing is to file as an exhibit the Consent of Ernst & Young LLP, as required by Item 25 of this Registration Statement on Form N-2. This Amendment incorporates by reference the following parts of this Registrant's Amendment No. 3, filed on July 26, 2012.

Part A

Part B

Part C (except for Exhibit (n) of Item 25 and the Signature Pages)

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapel Hill in the State of North Carolina on the 31st day of July, 2012.

GLOBAL EQUITY LONG/SHORT MASTER FUND

By:	/s/ Mark B Vannoy
Name:	Mark B Vannoy
Title:	Treasurer

Pursuant to the requirements of the 1933 Act, this Amendment to the Registrant's Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

		Signatures	Title	Date

(1)		Principal Executive Officer	Chairman & Trustee	July 31, 2012

	By:	/s/ Mark W. Yusko*
Mark W. Yusko

(2)		Principal Financial Officer	Treasurer	July 31, 2012

	By:	/s/ Mark B. Vannoy
Mark B. Vannoy

(3)		Trustees

		/s/ William C. Blackman*	Trustee	July 31, 2012
William C. Blackman

		/s/ Michael Hennessy*	Trustee	July 31, 2012
Michael Hennessy

		/s/ Michael S. McDonald*	Trustee	July 31, 2012
Michael S. McDonald

		/s/ Sean S. Moghavem*	Trustee	July 31, 2012
Sean S. Moghavem

		*By /s/ Mark B. Vannoy		July 31, 2012
Mark B. Vannoy, pursuant to a Power of Attorney dated October 4, 2010 and filed herewith.

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POWER OF ATTORNEY

 The undersigned Trustee of the Global Equity Long/Short Master Fund, Morgan Creek Global Equity Long/Short Fund and Morgan Creek Global Equity Long/Short Institutional Fund (each a "Fund" and collectively the "Funds"), each a Delaware statutory trust, hereby constitutes and appoints Mark Vannoy, David James and Bibb Strench, and each of them, attorneys for the undersigned and in his name, place and stead, to execute and file any amendments to the Fund's registration statement, and all amendments thereto relating to the offering of the Funds' shares under the provisions of the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, including all documents necessary to ensure the Funds have insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and to address tax return-related issues, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of October, 2010.

/s/ Mark W. Yusko
Mark W. Yusko

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POWER OF ATTORNEY

 The undersigned Trustee of the Global Equity Long/Short Master Fund, Morgan Creek Global Equity Long/Short Fund and Morgan Creek Global Equity Long/Short Institutional Fund (each a "Fund" and collectively the "Funds"), each a Delaware statutory trust, hereby constitutes and appoints Mark Vannoy, David James and Bibb Strench, and each of them, attorneys for the undersigned and in his name, place and stead, to execute and file any amendments to the Fund's registration statement, and all amendments thereto relating to the offering of the Funds' shares under the provisions of the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, including all documents necessary to ensure the Funds have insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and to address tax return-related issues, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of October, 2010.

/s/ William Blackman
William Blackman

C-3

POWER OF ATTORNEY

 The undersigned Trustee of the Global Equity Long/Short Master Fund, Morgan Creek Global Equity Long/Short Fund and Morgan Creek Global Equity Long/Short Institutional Fund (each a "Fund" and collectively the "Funds"), each a Delaware statutory trust, hereby constitutes and appoints Mark Vannoy, David James and Bibb Strench, and each of them, attorneys for the undersigned and in his name, place and stead, to execute and file any amendments to the Fund's registration statement, and all amendments thereto relating to the offering of the Funds' shares under the provisions of the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, including all documents necessary to ensure the Funds have insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and to address tax return-related issues, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of October, 2010.

/s/ Michael P. Hennessy
Michael P. Hennessy

C-4

POWER OF ATTORNEY

 The undersigned Trustee of the Global Equity Long/Short Master Fund, Morgan Creek Global Equity Long/Short Fund and Morgan Creek Global Equity Long/Short Institutional Fund (each a "Fund" and collectively the "Funds"), each a Delaware statutory trust, hereby constitutes and appoints Mark Vannoy, David James and Bibb Strench, and each of them, attorneys for the undersigned and in his name, place and stead, to execute and file any amendments to the Fund's registration statement, and all amendments thereto relating to the offering of the Funds' shares under the provisions of the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, including all documents necessary to ensure the Funds have insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and to address tax return-related issues, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of October, 2010.

/s/ Michael McDonald
Michael McDonald

C-5

POWER OF ATTORNEY

 The undersigned Trustee of the Global Equity Long/Short Master Fund, Morgan Creek Global Equity Long/Short Fund and Morgan Creek Global Equity Long/Short Institutional Fund (each a "Fund" and collectively the "Funds"), each a Delaware statutory trust, hereby constitutes and appoints Mark Vannoy, David James and Bibb Strench, and each of them, attorneys for the undersigned and in his name, place and stead, to execute and file any amendments to the Fund's registration statement, and all amendments thereto relating to the offering of the Funds' shares under the provisions of the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, including all documents necessary to ensure the Funds have insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and to address tax return-related issues, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of October, 2010.

/s/ Sean Moghavem
Sean Moghavem

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GLOBAL EQUITY LONG/SHORT MASTER FUND

EXHIBIT INDEX

EXHIBIT NUMBER

(n)	Consent of Ernst & Young LLP

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